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                                                                   EXHIBIT 10.19

                     INTERNET DATA DISTRIBUTION AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered as of ___________________, 19__ (the "Effective Date"), between Value Line Publishing, Inc. ("VLP"), headquartered at 220 East 42nd Street, New York, New York 10017, and ________________________________, headquartered at _______________________
__________________________________________________________________________
_________________________________________________ (the "Distributor").

                                   RECITALS

     1. VLP has developed, analyzed and owns or is the licensee in whole or in part of certain data relating to mutual funds as more fully described in Exhibit A (the "VLP Data").

     2. Distributor wishes to obtain a license to use, and VLP agrees to license to Distributor, the VLP Data for distribution to Distributor's clients (the "End-Users") through Distributor's Internet web site more fully described in Exhibit A (the "Web Site").

     Therefore, both parties agree as follows:

1. License.

VLP hereby grants to Distributor a limited, non-exclusive, non-transferable, and worldwide license during the Term (as defined in Section 2) to promote, distribute and market (collectively, "Market(ing)") the VLP Data solely on and through the Web Site, solely and strictly subject to the terms and conditions of this Agreement. Nothing in this Agreement shall prohibit VLP from marketing, licensing, selling, or otherwise providing the VLP Data, or any information derived therefrom, directly or indirectly, such as through other licensees or distributors, to any third party wherever located, including End-Users. Distributor shall Market the VLP Data only through the Web Site, and not by any other means or medium, including print, CD-ROM, on-line, or other electronic delivery.

2. Term.

This Agreement is effective as of the Effective Date and shall continue in effect for one (1) year (the "Term"), unless the Agreement is previously terminated under Section 15.

3. Payments, Records and Audit.

(a) In consideration of the license granted to Distributor hereunder, Distributor shall pay to VLP the license fees set forth in Exhibit B (the "License Fees"). Distributor acknowledges that it shall not receive and not be entitled to any commissions, royalties, or other compensation whatsoever from VLP for Marketing any VLP Data. Any and all compensation due to Distributor as a result of its Marketing of the VLP Data or other performance of this Agreement

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shall be solely and exclusively derived from Distributor's agreement with its
End-Users. Nothing in this Agreement, whether expressed or implied, shall limit or otherwise seek to influence the prices that Distributor, in its sole discretion, may charge its End-Users for the provision of VLP Data.

(b) Distributor shall maintain throughout the Term, and twenty-four (24) months after the termination, experiation or non-renewal of this Agreement for any reason accurate and complete hard-copy or electronically retrievable and reproducible records of all transactions involving the VLP Data, including comprehensive Distributor invoicing and payment records and information. VLP or its designated representative shall have the right, upon three (3) days prior notice, to inspect these records at Distributor's headquarters at any time during the Term and twenty-four (24) months after the termination, experiation or non-renewal of this Agreement for any reason. Distributor shall fully cooperate with such audit efforts. In the event the audit reveals an underpayment by the Distributor, Distributor shall immediately pay VLP such underpaid amount plus interest at the rate of one and one-half percent (1.5%) per month or the highest monthly rate permitted by applicable law, whichever is lower, accruing daily as of the date payment was due until the date payment is made by the Distributors. In addition, Distributor shall, within thirty (30) days after VLP's invoice to Distributor, reimburse VLP for its reasonable audit and inspection costs, if any audit reveals an underpayment by the Distributor which exceeds ten percent (10%) of the actual amount originally paid by Distributor prior to the audit.

4. Mandatory End-User Provisions.

(a) Distributor shall at all times during the Term maintain a terms and conditions screen on its Web Site (the "Terms and Conditions") which shall contain each and every mandatory provision listed in Exhibit D (the "Mandatory Provisions"). Distributor's Web Site shall display the Mandatory Provisions in a conspicuous manner utilizing capital letters. The Mandatory Provisions must appear on the Web Site prior to the display of any VLP Data and each End-User must confirm its acceptance of and agreement with the Mandatory Provisions by clicking or keying in such confirmation before obtaining access to any VLP Data. Distributor shall not negotiate, modify, amend, or revise any Mandatory Provision. If any End-User does not confirm its agreement with the Mandatory Provisions, such End-User shall be given a refund of the amount, if any, the End-User previously paid for the VLP Data.

(b) Distributor has no authority, express or implied, to undertake any obligations or assume any liabilities on behalf of VLP. Without derogating from the generality of the foregoing, Distributor shall make no statement of any kind, whether oral or written, to End-Users or any other third party about the VLP Data that is inconsistent with this Agreement or the Mandatory Provisions and shall specifically not make or offer any representations or warranties related to the VLP Data other than as expressly set forth in Section 8(a) of this Agreement.

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5. Delivery.

VLP shall deliver the VLP Data to Distributor in printed or in computer-readable formats with the same frequency as it is generally made commercially available by VLP to VLP's other customers and distributors.

6. Distributor Warranties.

Distributor hereby represents and warrants that (i) it shall not permit any third party (including any End-User) to obtain access to any VLP Data or any part thereof without previously confirming such party's agreement to be bound by the Terms and Conditions which, at a minimum, contain all Mandatory Provisions and which include no provision that limits, derogates from, or is otherwise inconsistent with, any Mandatory Provision or other provision in this Agreement;
(ii) Distributor is and shall remain duly qualified to transact business and perform this Agreement to the full extent contemplated in all applicable jurisdictions, including where the End-Users are located; (iii) the execution and delivery of this Agreement by Distributor, and the performance of its obligations hereunder, have been duly authorized by all requisite corporate actions on the part of Distributor; (iv) this Agreement has been duly executed and delivered by Distributor; and (v) Distributor shall implement this Agreement and Market the VLP Data in compliance with applicable laws and regulations.

7. Proprietary Rights.

(a) Distributor acknowledges that the VLP Data consists of information gathered, selected, analyzed, arranged, and presented by VLP or its licensors through the application of methods of selection, organization, computation, analysis and judgment unique and original to VLP or its licensors and at considerable expense to VLP or its licensors, and that the actual value thereof far exceeds VLP's or its licensors' cost in preparing the VLP Data. Distributor also acknowledges that VLP or the applicable licensor owns all rights, title and interest in and to the VLP Data and any versions, derivative works or translations thereof. Nothing in this Agreement shall be construed to grant Distributor any license or right not expressly granted by this Agreement.

(b) Distributor acknowledges that, in the course of dealing with VLP under this Agreement, Distributor will obtain access to VLP Data and other information relating to VLP's business, customers, marketing plans, product lines, software, publications and development efforts, which VLP deems confidential or proprietary (the "VLP Information"). Except as is expressly provided in this Agreement, Distributor may not use the VLP Information for any purpose whether for itself or the benefit of any third party. Distributor shall protect the VLP Information from unauthorized use or disclosure and shall not disclose the VLP Information within its own organization other than on a "need to know" basis to persons who sign an agreement acknowledging the proprietary nature of the VLP Information and ensuring its confidential treatment.

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(c) Distributor may use the Value Line name and the trademarks depicted in
Exhibit C (collectively, the "Marks") solely and exclusively for the purpose of Marketing the VLP Data on the Web Site pursuant to this Agreement and in a manner strictly in accordance with this Agreement. Distributor acknowledges that VLP owns all right, title and interest in the Marks, and Distributor shall do nothing to challenge or encumber VLP's ownership thereof. Distributor shall not, during or after the Term hereof, use the Marks or any symbols, names or marks confusingly similar thereto for any purpose not expressly authorized in this Agreement. Distributor may not during or after the Term, use, adopt or attempt to register anywhere in the world, whether alone or together with any other mark, symbol or name, any trade name or mark or service name or mark that is similar or confusingly similar to any Mark or other VLP mark or symbol.

(d) Distributor shall not (i) remove any copyright, trademark and other proprietary rights notices contained or embedded in the VLP Data; (ii) copy, modify, paraphrase or translate any VLP Data into a foreign language; (iii) reverse engineer, reverse compile, reverse assemble, or otherwise attempt to reveal or duplicate for any purpose the methodology, know-how or trade secrets underlying any VLP Data or the means by which the VLP Data is delivered (including any software or CD ROM source code); (iv) use any VLP Data to create another product or service as part of a commercial time sharing, service bureau arrangement, product or resale capacity, or otherwise for the benefit of any third party; (v) extract ideas, algorithms, procedures, formulas, work flows or hierarchies from any VLP Data to create a work that may be used as a substitute for any VLP Data; or (vi) use any VLP Data on the Internet in any capacity or for any purpose other than through the Web Site.

(e) Distributor shall (i) cooperate with VLP and protect the VLP Data and Marks from infringement by End-Users and other third parties; (ii) promptly notify VLP of any act of which it becomes aware that might constitute an infringement of any VLP copyright, trademark, trade secret, or other proprietary right or that may constitute unfair competition against VLP; (iii) promptly notify VLP of any allegation of which Distributor becomes aware that any VLP Data, Mark or the Marketing thereof infringes upon third party rights or otherwise violates any law; and (iv) execute appropriate documents and cooperate with VLP, at VLP's expense, to obtain or register anywhere in world for VLP's benefit its rights under this Agreement, including any copyrights, trademarks, trade secrets, and other proprietary rights in the VLP Data or the Marks.

(f) Notwithstanding anything to the contrary in this Agreement, since Distributor recognizes that breach of this Section 7 may cause VLP irreparable injury, VLP, in addition to all other remedies, shall have the right to equitable or injunctive relief anywhere, as it deems fit, in the event of an actual or attempted breach by Distributor of its obligations hereunder.

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8. VLP Warranties.

(a) VLP warrants to Distributor that VLP has the right to (i) enter into this Agreement, and (ii) furnish the VLP Data to Distributor for use as contemplated herein. VLP agrees to attempt to correct any inaccuracies in the VLP Data which are promptly brought to its attention.

(b) THE WARRANTIES SET FORTH IN SECTION 8(a) ARE THE SOLE AND EXCLUSIVE WARRANTIES PROVIDED BY VLP UNDER THIS AGREEMENT OR IN CONNECTION WITH THE VLP DATA AND ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c) VLP DOES NOT GUARANTEE THE COMPLETENESS OR ACCURACY OF THE VLP DATA. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, VLP DISCLAIMS ANY LIABILITY WHATSOEVER FOR ANY FINANCIAL OR OTHER LOSS, DAMAGE, COST, OR EXPENSE SUFFERED OR INCURRED BY DISTRIBUTOR, ANY END-USER, OR OTHER THIRD PARTY IN CONNECTION WITH ANY VLP DATA OR OTHERWISE RELATED TO THIS AGREEMENT, OR BE LIABLE TO DISTRIBUTOR, ANY END-USER, OR OTHER THIRD PARTY FOR DAMAGES RESULTING, OR ALLEGED TO HAVE RESULTED, FROM ANY ERROR OR OMISSION IN THE VLP DATA OR ANY ACTION TAKEN OR NOT TAKEN BASED THEREON, OR INFORMATION DERIVED THEREFROM; AND IN NO EVENT SHALL VLP BE LIABLE TO DISTRIBUTOR, END-USERS OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOSS OF BUSINESS, LOST SAVINGS OR OTHER CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT, OR EXEMPLARY DAMAGES, IN ANY EVENT. VLP'S LIABILITY FOR ANY REASON UNDER THIS AGREEMENT OR IN CONNECTION WITH THE VLP DATA SHALL NOT EXCEED THE LICENSE FEES DISTRIBUTOR ACTUALLY PAID TO VLP IN THE CONSECUTIVE SIX
(6) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE GIVING RISE TO SUCH LIABILITY. Distributor acknowledges that VLP's liability and warranty limitations set forth in this Section 8 are reasonable under the circumstances and that Distributor's consent thereto is fairly reflected in its payment obligations to VLP and constitutes a material inducement for VLP's entry into this Agreement.

9. Indemnification.

Distributor shall defend, indemnify and hold harmless VLP and its officers, directors, shareholders, and employees (each, the "Indemnified Party"), jointly and severally, from and against any and all claims, suits, actions, proceedings, liabilities, losses, damages, or expenses, including any legal and expert fees and expenses and all costs of investigation, which (i) arise out of or relate to Distributor's breach of any term or provision of this Agreement, including Sections 4, 6 and 7, or any action or inaction that is inconsistent with any one or more of Distributor's acknowledgments or VLP's liability limitations in this Agreement; or (ii) are brought against VLP by any End-User.

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10. Marketing.

Distributor shall perform this Agreement in a manner consistent with VLP's corporate practices and policies; use reasonable commercial efforts to promote the VLP Data; take all steps reasonably necessary to maintain the quality and integrity of the VLP Data and the Web Site; and do nothing which may adversely affect the reputation of the VLP Data or VLP.

11. Taxes.

Distributor shall pay any and all sales, use, withholding, value added, stamp or other taxes, duties, fees, or charges imposed or assessed in connection with this Agreement or the Marketing of the VLP Data by Distributor that are assessed or imposed against VLP, except for any taxes on VLP's net income payable in the United States.

12. Waivers.

Any waiver of any right by either party to this Agreement must be in writing and shall constitute a single and separable act, and shall not constitute a waiver of that same right thereafter, or of any other rights.

13. Entire Agreement and Amendment.

This Agreement including Exhibits A, B, C, and D attached and incorporated hereto constitutes the sole, final and entire agreement of the parties and supersedes and terminates all previous agreements between the parties with respect to the subject matter hereof. All amendments or modifications to this Agreement must be in writing and signed by an officer of each party.

14. Assignment.

Distributor may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of VLP. VLP has the right to assign or delegate this Agreement. Subject to the foregoing, this Agreement binds the parties and their permitted successors and assigns.

15. Termination.

(a) This Agreement may be terminated at any time during the Term as follows: (i) by either party upon fifteen (15) days prior written notice to the other party, if such other party breaches any term of this Agreement without curing same within such fifteen (15) day cure period, and (ii) by VLP for any reason upon giving Distributor forty-five (45) days prior written notice to that effect.

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(b) Upon the termination, expiration or non-renewal of this Agreement for any reason, Distributor shall (i) cease Marketing the VLP Data and remove from its Web Site all VLP Data and all references to VLP; (ii) return to VLP all VLP Data and other tangible VLP Information or, if requested by VLP, destroy same and provide a written certification confirming that such destruction is complete;
(iii) immediately pay VLP any payments then due and owing to VLP hereunder; (iv) cease holding itself out as VLP's Distributor or otherwise as having any commercial relationship with VLP; and (v) no longer use any of the Marks for any purpose.

16. Survival.

All provisions of this Agreement which by their nature contemplate continuing effectiveness, including those pertaining to confidentiality, proprietary rights, exclusion of liabilities, and indemnity, shall survive any termination, expiration or non-renewal of this Agreement.

17. Independent Contractors.

This Agreement shall not create an agency, joint venture, partnership, employment, or other similar relationship between the parties, it being understood that the parties' relationship shall only be that of independent contractors.

18. Notices.

Any notice between the parties under this Agreement shall be in writing and shall be deemed duly given if delivered or mailed by certified mail, postage prepaid, return receipt requested, to the following addresses:

For: Value Line Publishing, Inc.      To the attention of: Chairman and CEO
     220 East 42nd Street             With a Copy to: General Counsel
     New York, NY 10017

For:                                  To the attention of:
    ------------------------------                        --------------------
    (Name of Distributor)                                 (Title)

    ------------------------------                        --------------------
                                                          (Address)

    ------------------------------                        --------------------
    (City, State, Zip)

Notice shall be effective upon delivery as evidenced by courier or U.S. mail delivery records.

19. Dispute Resolution.

This Agreement shall for all purposes be governed, interpreted, construed, and enforced solely and exclusively in accordance with the law of the State of New York, USA (excluding its law of

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conflict of laws). The parties hereby agree that the courts located in the State and County of New York, USA shall constitute the sole and exclusive forum for the resolution of any and all disputes arising out of or in connection with this Agreement and hereby irrevocably waive any objections thereto, including on grounds of forum non conveniens.

20. Publicity.

Neither VLP nor Distributor shall use the name of the other in publicity releases, advertising or otherwise without the prior written consent of the other.

21. Headings.

Headings are for reference and are not intended to affect the meaning of any terms. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will continue unimpaired.

22. Reimbursement.

VLP shall be reimbursed by Distributor for any and all reasonable costs and expenses, including without limitation, legal fees, collection fees and expert fees, incurred by VLP as a result of Distributor's failure to comply with any of its obligations under this Agreement. VLP shall be fully reimbursed by Distributor for all such costs within (30) days after the date of VLP's invoice therefor.

Distributor                                     Value Line Publishing, Inc.

                                                By:
--------------------------------------             ----------------------------
           (Name of Company)
By:                                             Title:
   -----------------------------------                -------------------------

--------------------------------------
              (Print Name)

Title:
      --------------------------------

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